EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ChargePoint Holdings, Inc. of our report dated March 28, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in ChargePoint Holdings, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2025.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 31, 2025